UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 15, 2009
Columbus Acquisition Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-33467	20-533217

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

153 East 53rd Street, 58th Floor, New York, NY	10022

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 418-9600

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
     On May 15, 2009, Columbus Acquisition Corp. (“Columbus”) and Integrated Drilling Equipment Company (“IDE”) mutually agreed to terminate the Agreement and Plan of Merger, dated December 15, 2008 (the “Merger Agreement”), by and among Columbus, IDE, IDE Acquisition, LLC and Stephen D. Cope, pursuant to a letter of termination. The material terms and conditions of the Merger Agreement were previously disclosed in Columbus’s Current Report on Form 8-K filed on December 15, 2008, and, to the extent required by Item 1.02 of Form 8-K, those descriptions are incorporated by reference.
Item 8.01 Other Events.
     On May 15, 2009, Columbus issued a press release announcing the termination of the Merger Agreement and the cancellation of its special meeting of its stockholders to vote on the proposed amendments to Columbus’s certificate of incorporation, which had been scheduled for 12:00 p.m., Eastern time, on Friday, May 15, 2009. The press release announcing the termination of the Merger Agreement and the cancellation of the special meeting is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Columbus, dated May 15, 2009, announcing the termination of the Merger Agreement and the cancellation of the special meeting.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBUS ACQUISITION CORP.
Date: May 15, 2009	By:	/s/ Michael W. Ernestus
		Name:	Michael W. Ernestus
		Title:	President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Columbus, dated May 15, 2009, announcing the termination of the Merger Agreement and the cancellation of the special meeting.